Exhibit 99.2

INVENTRUST PROPERTIES CORP.

SECOND AMENDED AND RESTATED SHARE REPURCHASE PROGRAM

Adopted on November 1, 2019

Effective as of December 1, 2019

The Board of Directors (the “Board”) of InvenTrust Properties Corp., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Share Repurchase Program (this “SRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Qualifying Stockholders. “Qualifying Stockholders” are holders of the Company’s common stock, $0.001 par value per share (the “Shares”), who purchased their shares from the Company or acquired their shares through one or more non-cash transactions, such as transfers by gift, transfers by inheritance, intrafamily transfers, transfers as a result of family dissolutions, or transfers to affiliates and transfers by operation of law. For the avoidance of doubt, once Shares are transferred for value by a stockholder, the transferee and all subsequent holders of such Shares are not eligible to participate in the SRP.

2. Share Repurchase. Subject to the terms and conditions of this SRP, including the limitations on repurchases set forth in paragraph 4 and the procedures for repurchase set forth in paragraph 5, the Company will repurchase such number of shares as requested by a Qualifying Stockholder. A processing fee to be applied upon fulfilment of each repurchase request will be identified in the form described in Section 8 below.

3. Repurchase Price. The price at which the Company will repurchase the Shares of a Qualifying Stockholder is a 25% discount to the net asset value (“NAV”) per Share most recently announced by the Company in a public filing with the Securities and Exchange Commission (the “SEC”) prior to the Repurchase Date (as hereinafter defined). The Board will announce any repurchase price adjustment and the time period of its effectiveness by filing a Current Report on Form 8-K with the SEC at least 30 days prior to the effective date thereof.

4. Limitations on Repurchase. During any semi-annual period (as defined below), the Company may repurchase no more than 5% of the weighted-average number of Shares outstanding during the prior semi-annual period. In addition to certain funds that the Board has set aside in connection with the commencement of the SRP, the cash available for repurchases on any particular date will generally be limited to the proceeds from the dividend reinvestment plan through such date (provided the dividend reinvestment plan is still in effect on such date) less amounts already used for repurchases; however, subject to the limitations described above and below, the Company may use other sources of cash at the discretion of the Board. The Company has no obligation to repurchase Shares if the repurchase would violate the restrictions on distributions under the Maryland General Corporation Law, as amended from time to time, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. The Board reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase.

5. Procedures for Repurchase. The Company has engaged a third party to administer the SRP. Upon any change to the identity or the mailing address of the program administrator, the Company will notify stockholders of such change. The Company will make purchases under the SRP semi-annually. The semi-annual periods will run from December 28 – June 27 and June 28 – December 27 of each year (each, a “semi-annual period”). The Company will repurchase Shares on the last business day of each semi-annual period (and in all events on a date other than a dividend payment date) (the “Repurchase Date”). (As of the Repurchase Date, repurchased Shares will cease earning dividends notwithstanding the fact that the repurchase payment for such Shares may have not yet been remitted to the former holder of such Shares.)

For a stockholder’s Shares to be eligible for repurchase in a given semi-annual period, the program administrator must receive written notice of a repurchase request, as described in Section 8, from the stockholder or from an authorized representative of the stockholder setting forth the number of Shares requested to be repurchased at least five business days before the Repurchase Date. If the Company cannot purchase all Shares presented for repurchase in any semi-annual period, based upon insufficient cash available or the limit on the number of Shares the Company may repurchase during any calendar year, in each case as described in Section 4 above, the Company will attempt to honor repurchase requests as follows (and in the following order of priority): (a) repurchases upon the death of a stockholder, processed in order of date of death; (b) repurchases in connection with a Qualifying Disability or Determination of Incompetence (in each case, as defined below), processed in order of the date such disability or incompetence was determined in the manner set forth in Section 6.b. or Section 6.c. below; (c) repurchases in connection with RMD Requests (as defined below), processed in order of the date the notice set forth in Section 6.d. is received; and (d) pro rata to all other redemption requests, except that if such pro rata repurchase would result in a stockholder owning less than the minimum purchase requirement of 300 Shares, then the Company would repurchase all of such stockholder’s Shares.

If the Company does not completely satisfy a repurchase request at the end of a semi-annual period because the program administrator did not receive the request in time or because of the limitations on repurchases set forth in Section 4, then the Company will treat the unsatisfied portion of the repurchase as a request for repurchase at the next Repurchase Date, unless the repurchase request is withdrawn. Any stockholder can withdraw a repurchase request by sending written notice to the program administrator, provided such notice is received at least five business days before the Repurchase Date.

6. Special Procedures related to Stockholder’s Death, Qualifying Disability, Determination of Incompetence or RMD Request.

a. Death. In order for a death to entitle a stockholder to the special repurchase priority described in Section 5, a death certificate must be submitted with the written repurchase request, and such death must have occurred subsequent to September 13, 2018.

b. Qualifying Disability. In order for a disability to entitle a stockholder to the special repurchase priority described in Section 5 (a “Qualifying Disability”), (i) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be repurchased and after September 13, 2018, and (ii) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Government Agency”).

The Applicable Government Agencies are limited to the following: (x) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (y) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management; or (z) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to the special repurchase priority described in Section 5. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company deems acceptable and that demonstrates an award of the disability benefits.

As the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify for special repurchase priority, except in the limited circumstances when the investor is awarded disability benefits by the other Applicable Governmental Agencies described above: disabilities occurring after the legal retirement age, and disabilities that do not render a worker incapable of performing substantial gainful activity.

c. Determination of Incompetence. In order for a determination of incompetence or incapacitation to entitle a stockholder to the special repurchase priority described in Section 5 (a “Determination of Incompetence”), a state or federal court located in the United States (a “U.S. Court”) must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, prepare a will or to make medical decisions or (ii) mentally incapacitated, in both cases such determination must be made by a U.S. court after the date the stockholder acquired the Shares to be repurchased and after September 13, 2018.

A determination of incompetence or incapacitation by any person or entity other than a U.S. Court, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase priority described in Section 5. Repurchase requests following a Determination of Incompetence by a U.S. Court must be accompanied by the court order, determination or the certificate of the court declaring the stockholder incompetent or incapacitated.

d. RMD Requests. In order for a request by certain stockholders related to the satisfaction of required minimum distribution requirements to entitle the stockholder to the special repurchase priority described in Section 5 (a “RMD Request”), such stockholder must submit a form designated for such purposes, which will be provided by the Company upon request, with a medallion stamp indicating the number of shares needed to satisfy the required minimum distribution, and such RMD request must be limited to such required minimum distribution amount.

7. Termination, Suspension or Amendment of the SRP by the Company. The SRP will terminate and the Company will not accept Shares for redemption in the event (a) the Shares are listed on any national securities exchange, or (b) the Company merges with a listed company. Additionally, the Company may amend, suspend or terminate the SRP for any reason upon 30 days’ notice to the Company’s stockholders.

8. Notice of Repurchase Request. Qualifying Stockholders who desire to have their shares repurchased must provide written notice to the Company on a form designated for such purpose, which will be provided by the Company upon request.

9. Liability of the Company. The Company shall not have any liability to any stockholder for the value of the stockholder’s Shares, the redemption price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentment of his or her Shares or the redemption of the Shares under the SRP, except as result from the Company’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a wavier or limitation of any rights or claims a stockholder may have under federal or state securities laws.

10. Governing Law. The SRP shall be governed by the laws of the State of Maryland.

11. Taxes. Stockholders shall have complete responsibility for payment of all taxes, assessments and other applicable obligations resulting from the Company’s redemption of shares.